Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

Form	Number	Purpose
S-8	33-27984	Pertaining to Aon’s savings plan
S-8	33-42575	Pertaining to Aon’s stock award plan and stock option plan
S-8	33-59037	Pertaining to Aon’s stock award plan and stock option plan
S-8	333-55773	Pertaining to Aon’s stock award plan, stock option plan, and employee stock purchase plan
S-8	333-103344	Pertaining to registration of common stock
S-8	333-106584	Pertaining to Aon’s deferred compensation plan
S-8	333-145928	Pertaining to registration of common stock
S-8	333-145930	Pertaining to the registration of common stock underlying equity securities issued to Aon’s president and chief executive officer
S-3	333-159841	Pertaining to the registration of debt securities, preferred stock, common stock, convertible securities, share purchase contracts, share purchase units and guarantees of Aon Corporation of our report dated May 11, 2011, with respect to the consolidated financial statements of Hewitt Associates, Inc. for the year ended September 30, 2010, in the Current Report on Form 8-K of Aon Corporation dated May 24, 2011, and to the reference to our firm under the heading “Experts” in any prospectus supplement to the prospectus dated June 8, 2009 included in the Registration Statement on Form S-3 (No. 333-159841) of Aon Corporation.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
May 24, 2011